UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022 (December 7, 2022)

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of this Current Report on Form 8-K relating to the issuance of the Additional Notes (as defined below) by Uniti Group Inc. (the “Company” or “Uniti”) is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 8.01 of this Current Report on Form 8-K relating to the issuance of the Additional Notes is incorporated herein by reference.

The Company offered and sold the Additional Notes to the Initial Purchasers (as defined below) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement dated December 7, 2022 by and among the Company and the Initial Purchasers.

The Additional Notes and the underlying common stock of the Company deliverable upon conversion of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of common stock are issued upon conversion of the Additional Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of either Section 4(a)(2) or Section 3(a)(9) thereof.

Item 8.01 Other Events

On December 23, 2022, the Company issued an additional $6.5 million aggregate principal amount of 7.50% Convertible Senior Notes due 2027 (the “Additional Notes”) to the initial purchasers named in that certain purchase agreement dated December 7, 2022 by and among the Company, the guarantors party thereto (the “Guarantors”) and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers named therein (the “Initial Purchasers”). The issuance of the Additional Notes was pursuant to the Initial Purchasers’ partial exercise of their 13-day option to purchase additional notes granted in the previously announced offering of an aggregate of $300,000,000 principal amount of 7.50% Convertible Senior Notes due 2027 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes were issued pursuant to, and are governed by, that certain Indenture, dated December 12, 2022 (the “Indenture”), by and among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, pursuant to which the Original Notes were issued. The Additional Notes have identical terms to the Original Notes. The Indenture and the Notes are each described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2022 (the “Prior 8-K”), which is incorporated herein by reference. The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, including the Form of Note attached as Exhibit A thereto, which was filed as Exhibit 4.1 to the Prior 8-K and is incorporated herein by reference.

Additional Capped Call Transactions

On December 21, 2022, in connection with the exercise of the Initial Purchasers’ option to purchase the Additional Notes, the Company entered into additional capped call transactions with respect to the Company’s common stock (the “Additional Capped Call Transactions”) with certain financial institutions, including one or more of the Initial Purchasers and/or their respective affiliates (collectively, the “Counterparties”). The Additional Capped Call Transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Additional Notes, the same number of shares of the Company’s common stock that initially underlie the Additional Notes in the aggregate. The Additional Capped Call Transactions will expire upon the maturity of the Additional Notes, if not earlier terminated or exercised. The Additional Capped Call Transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the Additional Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Additional Notes, as the case may be, in the event that the market price per share of the Company’s common stock, as measured under the terms of the Additional Capped Call Transactions, is greater than the strike price of the Additional Capped Call Transactions, which initially corresponds to the conversion price of the Additional Notes and is subject to customary adjustments. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Additional Capped Call Transactions, exceeds the cap price of the Additional Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Additional Capped Call Transactions. The cap price of the Additional Capped Call Transactions will initially be approximately $10.63 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock of $6.075 per share on December 7, 2022, and will be subject to customary adjustments.

The Additional Capped Call Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Additional Notes. Holders of the Additional Notes will not have any rights with respect to the Additional Capped Call Transactions.

The summary set forth above is qualified in its entirety by reference to the form of Capped Call Transaction Confirmation filed as Exhibit 10.1 to the Prior 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2022	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary